Exhibit 10.5

FORM OF
NON–QUALIFIED STOCK OPTION GRANT AGREEMENT

FTD, INC.

[Date]

[Participant]

______________

______________

______________

Re:          FTD, Inc. Grant of Non–Qualified Stock Option

Dear ______________:

FTD, Inc. (the “Company”) is pleased to advise you (the “Participant”) that, pursuant to the Company’s 2002 Long–Term Equity Incentive Plan (the “Plan”), the Special Subcommittee of the Compensation Committee of the Company’s Board of Directors (the “Subcommittee”) has granted to you an option (the “Option”) to acquire shares of the Company’s Class A Common Stock, par value $.01 per share (the “Common Stock”), as set forth below (the “Option Shares”), subject to the terms and conditions set forth herein and in the Plan:

Number of Option Shares
Date of Grant
Exercise Price per Option Share
Vesting Dates of Option Shares

Expiration Date of All Option Shares

The Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986.

The Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference).  Certain capitalized terms used herein shall have the meanings ascribed to them but not otherwise defined in the Plan.  Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan.

1.             Option.

(a)           Term.  Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to you (or such other persons as permitted by paragraph 6 below) an Option to purchase the Option Shares at the exercise price per Option Share set forth above in the introductory paragraph of this letter (the “Exercise Price”), payable upon exercise as set forth in paragraph 1(b) below.  The Option shall expire at the close of business on the date set forth above in the introductory paragraph of this letter (the “Expiration Date”), which is the tenth anniversary of the date of grant set forth above in the introductory paragraph of this letter (the “Grant Date”), subject to earlier expiration as provided in paragraph 2(c) below should you cease to be an employee, officer or director of the Company or a Subsidiary.  The Exercise Price and the number and kind of shares of Common Stock or other property for which the Option may be exercised shall be subject to adjustment as provided in paragraph 7 below.

(b)           Payment of Option Price.  Subject to paragraph 2 below, the Option may be exercised in whole or in part upon payment of an amount (the “Option Price”) equal to the product of (i) the Exercise Price and (ii) the number of Option Shares to be acquired.  Payment of the Option Price shall be made by one or more of the following means:

(i)            in cash (including check, bank draft, money order or wire transfer of immediately available funds);

(ii)           by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the Option Price;

(iii)          by simultaneous sale through a broker reasonably acceptable to either the Subcommittee or the Committee of Option Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board;

(iv)          by authorizing the Company to withhold from issuance a number of Option Shares issuable upon exercise of the Option which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise, is equal to the Option Price; or

(v)           by any combination of the foregoing.

2.             Exercisability/Vesting and Expiration.

(a)           Normal Vesting.  The Option granted hereunder may be exercised only to the extent it has become vested.  The Option shall vest in increments of [___%] commencing on the [_____] anniversary of the Grant Date and shall become fully vested on the [_____] anniversary of the Grant Date, as indicated by the Vesting Dates of Option Shares set forth in the introductory paragraph of this letter.

(b)           Normal Expiration.  In no event shall any part of the Option be exercisable after the Expiration Date.

(c)           Effect on Vesting and Expiration of Employment Termination.  Notwithstanding paragraphs 2(a) and (b) above, the following special vesting and expiration rules shall apply if your employment or service with the Company terminates prior to the Option becoming fully vested and/or prior to the Expiration Date:

(i)            Death or Disability.  If you die or become subject to a Disability while an employee, officer or director  of, or otherwise performing services for, the Company or a Subsidiary, then (A) the unvested portion of the Option shall expire and be forfeited immediately upon such death or Disability and (B) the vested portion of the Option shall expire up to 180 days from the date of your death or Disability, but in no event after the Expiration Date; provided in the case of a Disability, that you do not engage in Competition during such 180–day period unless you receive written consent to do so from the Board or the Subcommittee or the Committee.

(ii)           Retirement.  If you cease to be an employee, officer or director of, or to perform other services for, the Company or a Subsidiary upon the occurrence of your retirement, then, at the discretion of either the Subcommittee or the Committee (A) any portion of the Option which has not yet vested shall expire and be forfeited immediately upon such retirement; provided, however, that, in the discretion of either the Subcommittee or the Committee, all or any portion of the unvested portion of the Option may become fully vested and exercisable, and (B) the exercise period for all or any portion of the Option that is exercisable on the effective date of your retirement shall remain (provided that you do not engage in Competition during such 90–day period unless you receive written consent to do so from the Board or the Subcommittee or the Committee) exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the effective date of your retirement, but in no event after the Expiration Date.

(iii)          Discharge for Cause.  If you cease to be an employee, officer or director  of, or to perform other services for, the Company or a Subsidiary due to Cause, or if you do not become an employee, officer or director of, or do not begin performing other services for, the Company or a Subsidiary for any reason, then all of the Option shall expire and be forfeited immediately upon such cessation or non–commencement, whether or not then vested and exercisable.  In connection with such a Discharge for Cause, the Company, at the discretion of either the Subcommittee or the Committee, may repurchase all or any portion of any Option Shares issued hereunder; provided that any such repurchase shall be subject to the limitations set forth in Section 6(e)(iii) of the Plan.  The repurchase price for any Shares repurchased by the Company pursuant to the preceding sentence shall be the lower of Fair Market Value or the terminated participant’s cost thereof, as determined in good faith by the Subcommittee or the Committee

(iv)          Other Termination.  Unless otherwise determined by the Subcommittee or the Committee, if you cease to be an employee, officer or director of, or to perform other services for, the Company or a Subsidiary other than by death, Disability, retirement or Discharge for Cause, then (A) the Option shall survive such cessation and (B) the Option shall expire and otherwise terminate up to 30 days from the date of such cessation, but in no event after the Expiration Date; provided that you do not engage in Competition during such 30–day period unless you receive written consent to do so from the Board or the Subcommittee or the Committee.

(d)           Change in Control.  If there is a Change in Control, then the Option shall become vested and fully exercisable as to all the Option Shares upon the consummation of such Change in Control.

3.             Procedure for Exercise.  You may exercise all or any portion of the Option, to the extent it has vested and is outstanding, at any time and from time to time prior to the Expiration Date, by delivering written notice to the Company in the form attached hereto as Exhibit A, together with payment of the Option Price in accordance with the provisions of paragraph 1(b) above. The Option may not be exercised for a fraction of an Option Share.

4.             Withholding of Taxes.

(a)           Participant Election. Unless otherwise determined by the Subcommittee or the Committee, you may elect to deliver shares of Common Stock (or have the Company withhold Option Shares acquired upon exercise of the Option) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of the Option.  Such election must be made on or before the date the amount of tax to be withheld is determined.  Once made, the election shall be irrevocable.  The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined.

(b)           Company Requirement.  The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to you, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to the delivery of Option Shares under this Agreement.

5.             Grant of Reload Option.  In the event you exercise all or any portion of the Option (the “Exercised Option”) and pay all or part of the Option Price with shares of Common Stock, the Company hereby grants to you (or such other persons as permitted by paragraph 6 below) an additional option (a “Reload Option”) for a number of Option Shares equal to the number of shares of Common Stock tendered or withheld in payment of the Option Price plus the number of shares of Common Stock, if any, tendered or withheld by you or withheld by the Company to satisfy any federal, state or local tax withholding requirements in connection with the exercise of the Exercised Option.  The terms of each Reload Option, including the date of its expiration and the terms and conditions of its exercisability and transferability, shall be the same as the terms of the Exercised Option to which it relates, except that (i) the grant date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates and (ii) the exercise price for each Reload Option shall be the Fair Market Value of the Common Stock on the grant date of the Reload Option.

6.             Transferability of Option.  Unless either the Subcommittee or the Committee determines otherwise, you may transfer the Option granted hereunder only by will or the laws of descent and distribution.  Unless the context requires otherwise, references herein to you are deemed to include any permitted transferee under this paragraph 6.  Unless either the Subcommittee or the Committee determines otherwise, the Option may be exercised only by: (i) you; (ii) by your executor or administrator or any person to whom the Option is transferred by will or the laws of descent and distribution; or (iii) by your guardian or legal representative.

7.             Adjustments.  In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, either the Subcommittee or the

Committee shall make such adjustments as it deems appropriate in the number and kind of shares reserved for issuance under the Plan, the number and kind of shares covered by the Option and the Exercise Price specified herein.

8.             Amendment or Substitution of Option.  The terms of the Option may be amended from time to time by either the Subcommittee or the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of the Option);  provided that, except as otherwise provided in paragraph 7 above, no such amendment shall adversely affect in a material manner any of your rights under the award without your written consent, and provided further that neither the Subcommittee nor the Committee shall reduce the exercise price of the Option without approval of the stockholders of the Company.

* * * * *

                                IN WITNESS WHEREOF, the undersigned have executed this Non-Qualified Stock Option Grant Agreement as of the ___ day of _______, 20___.

FTD, INC.

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

(Signature of Participant)

EXHIBIT A

Form of Letter to be Used to Exercise Non-Qualified Stock Option

___________

Date

______________________

______________________

______________________

Attention:              ____________________

I wish to exercise the stock option granted on ________ and evidenced by a Non-Qualified Stock Option Agreement dated as of ____________, to acquire __________ shares of Common Stock of _______________, at an option price of $_______ per share. In accordance with the provisions of paragraph 1 of the Non-Qualified Stock Option Agreement, I wish to make payment of the exercise price (please check all that apply):

in cash

by delivery of shares of Common Stock held by me

by simultaneous sale through a broker of Option Shares

by authorizing the Company to withhold Option Shares

Please issue a certificate for these shares in the following name:

Name

Address

Very truly yours,

Signature

Typed or Printed Name

Social Security Number